Exhibit 99.1

EMPLOYMENT AGREEMENT

JAE WHAN YOO

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made effective February 18, 2011, by and between WILSHIRE BANCORP, INC. and WILSHIRE STATE BANK (hereinafter sometimes collectively referred to as “BANK”) and JAE WHAN YOO (hereinafter referred to as “YOO”), as follows:

1.                 Employment. BANK hereby agrees to employ YOO as President and Chief Executive Officer, and YOO accepts said employment, upon the terms and conditions hereinafter set forth.

2.                 Duties.  YOO shall perform his duties of President and Chief Executive Officer of the BANK, subject to the powers by law vested in the Board of Directors of the BANK and in the BANK’s shareholders. During the term of this Employment Agreement, YOO shall perform his duties faithfully, diligently and to the best of his ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the BANK’s Articles of Incorporation and By Laws. YOO shall devote his full time and efforts to this position.

3.                 Term.  The term of the Agreement shall be three (3) years from its effective date, but the BANK shall have the absolute right to terminate the Agreement at any time in accordance with the terms and conditions of Paragraphs 9 and 10 herein.

4.                 Compensation

a. Salary.  During the term of this Agreement, YOO shall be compensated as follows: for the first year, YOO shall be compensated and receive an annual salary of Three Hundred Thirty Thousand Dollars ($330,000) payable in twelve (12) equal monthly installments. For the second year, YOO shall be compensated and receive an annual salary of Three Hundred Forty Thousand Dollars ($340,000) payable in twelve (12) monthly installments. For the third year, YOO shall be compensated and receive and annual salary of Three Hundred Fifty Thousand Dollars ($350,000) payable in twelve (12) monthly installments. This shall be the basic compensation for performing his duties as President and Chief Executive Officer of the Bank. YOO shall not be entitled to receive a Director’s fee for his services on the Board of Directors during his employment with the BANK.

b. Incentive Bonus.  In addition to the basic compensation, the BANK agrees to pay YOO an incentive bonus based upon the BANK exceeding its operational and financial goals. The BANK must exceed the BANK’s pre-tax earnings for the previous year in order for the bonus component to be paid, with 2011 as the first base year. The incentive bonus shall be equal to four (4) percent of the net difference of the BANK’s pre-tax earnings for that year in excess of the BANK’s pre-tax earnings for the previous year, with 2011 as the first base year; provided, however, that in no event shall such bonus be more than seventy five (75) percent of the amount of his base salary subject to Troubled Asset Relief Program (“TARP”) limitations.

5.                 Restricted Stock Grant.  Pursuant to and subject to the terms of the BANK’s Restricted Stock Agreement and 2008 Stock Incentive Plan, BANK shall grant YOO, Twenty Thousand (20,000) of BANK’s common restricted stock grants (“Grant”). The Grant will be subject to all of the terms and provisions of a separate agreement between BANK and YOO.

6.                 Expenses. YOO shall be entitled to reimbursement by BANK for any business expenses which are reasonably and necessarily incurred in the performance of his duties on behalf of BANK, including an automobile allowance in the amount of $1,500 per month and executive health membership dues amounting to approximately $700 per month, during the term of this Agreement, and which the Board of Directors of the BANK deems satisfactorily documented in its sole and absolute opinion.

7.                 Vacation.  YOO shall be entitled to three (3) weeks paid vacation during each year of the term of this Agreement.  YOO shall take at least two (2) consecutive weeks’ vacation during each year of his employment by BANK.

8.                 Insurance Benefits.

a.       Group Health Insurance. BANK shall provide for YOO and YOO’s dependent family, if appropriate, at the BANK’s expense, participation in the BANK’s standard group health insurance program.

b.      Term Life Insurance Coverage. BANK shall provide YOO with the Bank Owned Life Insurance (BOLI). The BANK shall provide Yoo with term life insurance coverage in an initial amount not less than $500,000.  If, during the term of this Agreement, the BANK adopts a plan providing life insurance benefits to other BANK employees and the maximum coverage under such plan exceeds the maximum coverage permitted under this Paragraph, then notwithstanding the limitations of this Paragraph, YOO shall be entitled to participate in the BANK’s life insurance benefit plan to the full extent that it is available to other BANK employees.

9.                 Termination.  The BANK may terminate the employment of YOO at any time during this Agreement by a simple majority vote of the Board of Directors, exclusive of the vote of YOO in the event he is a Director, and said termination may be for cause or without cause for any reason whatsoever; the effective date of termination in such event shall be determined by the Board.  If the employment of YOO is terminated without cause hereunder, basic compensation under Paragraph 4 of this Agreement (but not including any bonus) shall continue for the lesser of six (6) months or for the duration of the term remaining under the Agreement, at the rate in effect at the time of termination.  In no event will he be entitled to more than six (6) months’ worth of basic compensation.  In the event that YOO is terminated for cause, YOO shall be entitled to no further compensation of any sort, excepting only for basic compensation and expenses earned prior to such termination.  Termination for cause shall include but not be limited to termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith, or any other conduct that could be detrimental to the interests of the BANK or associated corporations and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

10.         Action by Supervisory Authority.  If BANK is ordered to remove YOO or BANK is closed or taken over by the California Department of Financial Institutions, the Federal Reserve, the Federal Deposit Insurance Corporation, or other supervisory authority, such bank supervisory authority may immediately terminate this Agreement without further liability, compensation or obligation to YOO.

11.         Dispute Resolution.  The parties desire to have in place a non-judicial mechanism for resolving disputes that may arise from time to time under this Agreement.  Towards that end, the parties agree as follows:

a.             Mediation, Informal Arbitration. The parties shall first attempt in good faith to resolve any disputes or to agree on items that envision future agreements by the parties.  If the parties cannot reach an agreement, the parties shall engage a Certified Mediator to assist them in resolving their differences, and shall share the costs of such mediator equally.  Each party agrees to participate in good faith in the mediation.  If the parties are unable to resolve their differences with the assistance of a Certified Mediator, the parties may elect to have the Certified Mediator or a third-party satisfactory to both arbitrate the matter under such terms and conditions as they may agree.

b.            Arbitration. If the parties fail to resolve a dispute through mediation or informal arbitration as set forth above, then in that event any dispute or controversy arising out of or related to this Agreement or the breach thereof shall be settled by arbitration in accordance with the dispute resolution rules and procedures of the American Arbitration Association, except that the arbitrator shall make findings of fact and conclusions of law based on competent evidence and shall render a written decision based on the findings of fact and conclusions of law.  Arbitration shall take place in Los Angeles, California.  Judgment upon any award rendered by the arbitrator may be entered in any Court of competent jurisdiction.

12.                Attorneys’ Fees.  In the event that either party to this Agreement shall be required to institute any legal action or proceeding to enforce any of the terms of this Agreement, the prevailing party shall be entitled to be awarded reasonable attorney’s fees and costs necessarily incurred.

13.                Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their successors, heirs and permitted assigns.

14.                Notices.  Any notice required or permitted to be given hereunder shall be in writing and delivered by ordinary mail, FedEx or served personally, addressed to BANK or YOO, as the case may be, at the address set forth after their respective signatures below or as may be changed from time to time by notice given to the other party.

15.                Validity.  If any of the provisions herein become invalid, or are declared invalid, such determination of invalidity shall not affect the remaining portions of this Agreement.

16.                Miscellaneous.  YOO’s rights and obligation under this Agreement are personal and not assignable. The terms and provisions contained herein constitute the entire Agreement and understanding between and among the parties hereto and supersede all prior communications, representations or agreements, either oral or written with respect to the subject matter hereof. The Agreement shall be binding and inure to the benefit of the heirs, personal representatives, successors, beneficiaries and assigns of the parties, subject, however, to the restrictions on assignment contained herein.

17.                Modification:  No waiver or modification of any portion of this Agreement shall be valid unless in writing, duly executed by the parties hereto.

18.                Applicable Law.  This Agreement shall be construed, interpreted and governed for by any and all purposes by the laws of the State of California.

19.                Enforcement. Both YOO and BANK acknowledge they have had the opportunity to consult with legal consul regarding the terms and provisions of this Agreement.

20.                Troubled Asset Relief Program (TARP) Limitations.

 a.         YOO acknowledges and understands that the BANK has participated in the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program (“TARP”) authorized by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (“EESA”), and the BANK is required to comply with the requirements of Section 111 of the EESA, in accordance with the guidance and regulations issued by the U.S. Treasury Department with respect to the CPP, as such guidance and regulations may be amended from time to time (collectively, the “CPP Requirements”).

b.            Notwithstanding any other provision of this Agreement to the contrary, YOO acknowledges and agrees that this Agreement shall be interpreted and construed and, if applicable, benefits, salary and incentives provided hereunder, shall be limited, deferred, forfeited and/or subject to repayment to the BANK, in accordance with the CPP Requirements and Section 111 of the EESA, including without limitation the clawback, the bonus prohibition and the golden parachute prohibitions thereof, to the extent legally applicable with respect to YOO, as determined by the Board of Directors of the Company in its discretion.  Without any further action, this Agreement shall be automatically amended to effect or document any changes or additions which may be necessary or appropriate to comply with the CPP Requirements and

Section 111 of the EESA.  YOO hereby voluntarily waives any claim against the United States or Wilshire Bancorp or the BANK for any changes to YOO’s compensation or benefits that are required to comply with the CPP Requirements.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

JAE WHAN YOO	WILSHIRE BANCORP, INC
WILSHIRE STATE BANK

/s/ Jae Whan Yoo	By:	/s/ Steven Koh
Jae Whan Yoo		Steven Koh, Chairman of the Board